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EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the Annual Report on Form 10-K of UTG, Inc. (the “Company”) for the period ended December 31, 2006, as filed with the Securities and Exchange Commission on the date hereof (the “Report”) I, Jesse T. Correll, Chairman of the Board and Chief Executive Officer of the Company, certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

            (1)  The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

            (2)  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company

                                                               By:    /s/ Jesse T. Correll
                                                                        Jesse T. Correll
                                                               Chairman of the Board and
                                                               Chief Executive Officer

Date: March 21, 2007